Exhibit 99.01

Media Contact: Jen Bernier-Santarini MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

MIPS Technologies’ Third Quarter Revenue Grows 15% Year-to-Year

SUNNYVALE, Calif. – April 26, 2011 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications, today reported consolidated financial results for its third fiscal quarter ended March 31, 2011. All financial results are reported in U.S. GAAP unless otherwise noted.

Summary Third Quarter Fiscal 2011 Financial Highlights:

•	Revenue was $20.0 million, a year-to-year increase of 15 percent
•	Licensee royalty units grew to 163 million units from 135 million units in Q3’10
•	Non-GAAP net income was $4.7 million or $0.09 per share; up 21 percent year-to-year
•	Cash and investment balances ended the quarter at $108.4 million, a year-to-year increase of $57.1 million

Revenue from royalties was $13.4 million, an increase of 11 percent from the third quarter a year ago, driven by a 20 percent increase in units. License revenue was $6.6 million, an increase of 23 percent from the $5.4 million reported in the third quarter a year ago.

Q3’11 GAAP costs and operating expenses were $16.0 million, an increase of $2.4 million over Q3’10. The increase compared with Q3’10 was due mainly to higher R&D and marketing costs.

Non-GAAP net income in the third quarter of fiscal 2011, which excludes certain stock and non-recurring charges, was $4.7 million or $0.09 per share, compared with $3.9 million or $0.08 per share in the third quarter a year ago. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“We announced the first MIPS-Based mobile handsets and tablets during the quarter, and also received our first mobile-related royalties for these devices. These are significant milestones for MIPS as we continue to make inroads into the mobile device market,” said Sandeep Vij, chief executive officer, MIPS Technologies.

MIPS Technologies invites you to listen to management’s discussion of Q3 fiscal 2011 results, as well as forward-looking guidance for Q4 and fiscal 2011:

•	Live webcast (listen-only): visit https://e-meetings.verizonbusiness.com; conference number 6570107; passcode: MIPS
•	Live conference call: dial 517-308-9038; password MIPS
•	Replay call (available for 30 days shortly following the end of the conference call): dial 203-369-0710; password: MIPS

An audio replay of the conference call will also be posted on the company’s website at www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores that power some of the world’s most popular products for the digital home, networking and mobile device markets. These include broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	June 30, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$73,130	$31,625
Short-term investments	35,223	20,736
Accounts receivable, net	4,575	7,527
Prepaid expenses and other current assets	1,178	819
Total current assets	114,106	60,707
Equipment, furniture and property, net	2,108	2,093
Goodwill	565	565
Other assets	6,330	7,542
Total assets	$123,109	$70,907
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,793	$1,529
Accrued liabilities	11,888	13,911
Deferred revenue	2,636	3,217
Total current liabilities	16,317	18,657
Long-term liabilities:
Other long-term liabilities	5,230	6,116
Total long-term liabilities	5,230	6,116
Liabilities of discontinued operations	—	26
Stockholders’ equity	101,562	46,108
Total liabilities and stockholders’ equity	$123,109	$70,907

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Revenue:
Royalties	$13,415	$12,100	$41,846	$33,244
License and contract revenue	6,633	5,406	22,597	14,431
Total Revenue	20,048	17,506	64,443	47,675
Costs and expenses:
Cost of sales	163	75	1,060	309
Research and development	7,073	6,315	20,024	17,913
Sales and marketing	5,377	3,889	14,215	10,840
General and administrative	3,362	3,282	10,253	9,993
Total costs and expenses	15,975	13,561	45,552	39,055
Operating income	4,073	3,945	18,891	8,620
Other income (expense), net	137	(136)	894	201
Income before income taxes	4,210	3,809	19,785	8,821
Provision for income taxes	845	748	2,968	1,889
Income from continuing operations	3,365	3,061	16,817	6,932
Income from discontinued operations, net of tax	—	—	212	—
Net income	$3,365	$3,061	$17,029	$6,932
Net income per share, basic – from continuing operations	$0.06	$0.07	$0.34	$0.15
Net income per share, basic – from discontinued operations	$—	$—	$0.00	$—
Net income per share, basic	$0.06	$0.07	$0.34	$0.15
Net income per share, diluted – from continuing operations	$0.06	$0.07	$0.32	$0.15
Net income per share, diluted – from discontinued operations	$—	$—	$0.00	$—
Net income per share, diluted	$0.06	$0.07	$0.32	$0.15
Common shares outstanding, basic	52,254	45,560	49,820	45,339
Common shares outstanding, diluted	54,889	46,472	53,036	46,148

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)
(unaudited)

		Three Months Ended March 31, 2011	Three Months Ended December 31, 2010	Three Months Ended March 31, 2010
	GAAP net income	$3,365	$6,048	$3,061
	Net income per basic share	$0.06	$0.12	$0.07
	Net income per diluted share	$0.06	$0.11	$0.07
(a)	Gain from discontinued operations, net of tax	$—	$(212)	$—
(b)	Stock-based compensation expense	1,474	1,249	800
(c)	Severance adjustment	36	—	—
(d)	Gain on investment	(64)	(547)	—
(e)	Tax on change in legal structure	(126)	937	—
	Non-GAAP net income	$4,685	$7,475	$3,861
	Non-GAAP net income per basic share	$0.09	$0.15	$0.08
	Non-GAAP net income per diluted share	$0.09	$0.14	$0.08
	Common shares outstanding – basic	52,254	50,394	45,560
	Common shares outstanding – diluted	54,889	53,703	46,472

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding discontinued operations, stock-based compensation expense, severance adjustment, gain on investment, and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	This adjustment reflects the gain, net of tax, of the Analog Business Group.

(b)
This adjustment reflects the stock-based compensation expense.  For the third quarter of fiscal 2011 ending March 31, 2011, $1.5 million stock-based compensation expense was allocated as follows: $395,000 to research and development, $462,000 to sales and marketing and $617,000 to general and administrative.  For the second quarter of fiscal 2011 ending December 31, 2010, $1.2 million stock-based compensation expense was allocated as follows: $364,000 to research and development, $304,000 to sales and marketing and $581,000 to general and administrative.  For the third fiscal quarter of fiscal 2010 ending March 31, 2010, $800,000 stock-based compensation expense was allocated as follows: $297,000 to research and development, $221,000 to sales and marketing and $282,000 to general and administrative.

(c)	This adjustment reflects the severance payment to the Company’s former employees allocated to sales and marketing.

(d)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income (expense).

(e)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)
(unaudited)

		Nine Months Ended March 31, 2011	Nine Months Ended March 31, 2010
	GAAP net income	$17,029	$6,932
	Net income per basic share	$0.34	$0.15
	Net income per diluted share	$0.32	$0.15
(f)	Gain from discontinued operations, net of tax	$(212)	—
(g)	Stock-based compensation expense	3,617	2,696
(h)	Severance adjustment	36	476
(i)	Gain on investment	(611)	(611)
(j)	Tax on change in legal structure	811	1,009
	Non-GAAP net income	$20,670	$10,502
	Non-GAAP net income per basic share	$0.41	$0.23
	Non-GAAP net income per diluted share	$0.39	$0.23
	Common shares outstanding – basic	49,820	45,339
	Common shares outstanding – diluted	53,036	46,148

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding discontinued operations, stock-based compensation expense, severance adjustment, gain on investment, and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(f)	This adjustment reflects the gain, net of tax, of the Analog Business Group.

(g)
This adjustment reflects the stock-based compensation expense.  For the nine months ending March 31, 2011, $3.6 million of stock-based compensation was allocated as follows: $1.0 million to research and development, $1.0 million to sales and marketing and $1.6 million to general and administrative.  For the nine months ending March 31, 2010, $2.7 million of stock-based compensation was allocated as follows: $1.0 million to research and development, $0.7 million to sales and marketing and $1.0 million to general and administrative.

(h)	This adjustment reflects the severance payment to the Company’s former employees allocated to sales and marketing in fiscal 2011 and allocated to general and administrative in fiscal 2010.

(i)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other income (expense).

(j)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

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